Exhibit 10.13

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Shareholders Agreement”) is made as of March 30, 2007 by and among Sequiam Corporation, a California corporation (the “Company”); Biometrics Investors, L.L.C., a Delaware limited liability company (“Biometrics”); and such other shareholders of the Company that become a party hereto from time to time (collectively referred to as the “Shareholders” and individually as a “Shareholder”). Unless otherwise specified herein, all of the capitalized terms used herein are defined in Section 4 hereof.

WHEREAS, Biometrics has agreed to enter into a credit agreement with the Company pursuant to an Agreement, dated as of the date hereof, by and between the Company and Biometrics (the “Agreement”);

WHEREAS, Biometrics is the holder of 2,028,388 of the Company’s common shares, par value $0.001 per share (the “Common Shares”); and

WHEREAS, the execution and delivery of this Shareholders Agreement is a condition to Biometrics’ entering into the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Shareholders Agreement, intending to be legally bound, agree as follows:

1.  Board of Directors.

(a)  From and after the date of execution of the Agreement, each Shareholder shall vote all of his Shareholder Shares and shall take all other necessary or desirable actions within his control (whether in his capacity as a shareholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions solely within its control (including, without limitation. calling special board and shareholder meetings), so that:

(i)  the authorized number of directors on the Board shall be increased from three to five directors,

(ii)  the two additional directors that shall be elected to the Board shall be two representatives designated by Biometrics.

(iii)  the composition of the board of directors of each of the Company’s Subsidiaries (a “Sub Board”) shall be the same as that of the Board;

(iv)  the removal from the Board or a Sub Board (with or without cause) of any representative designated under Section 1(a)(ii) above shall be at Biometrics’ written request, but only upon such written request and under no other circumstances; and

(v)  in the event that any representative designated under Section 1(a)(ii) ceases for any reason to serve as a member of the Board or Sub Board during his or her term of office, the resulting vacancy on the Board or Sub Board shall be filled by a representative designated by Biometrics.

(b)  There shall be at least [four] meetings of the Board during every fiscal year, at least one of which shall be held in each 120-day period during the Company’s fiscal year. The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.

(c)  So long as any Director designated under Section 1(a)(ii) above serves on the Board and for three years thereafter, the Company shall maintain directors’ and officers’ indemnity insurance coverage satisfactory to such Directors, and the Company’s Articles of Incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

(d)  In the event the aggregate number of Shareholder Shares falls as a result of certain Shareholder Shares having been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, then, the Company:

(i)  shall make reasonable efforts to obtain new Shareholders in order to increase the aggregate number of Shareholder Shares to the level at which it was prior to the aggregate number of Shareholder Shares falling; and

(ii)  shall not be in breach of this Shareholders Agreement and, consequently, there shall be no Event of Default under the Agreement or any Other Agreement, if, despite the Company’s compliance with Section 1(d)(i) above, the aggregate number of Shareholder Shares falls below the required number of outstanding Common Shares needed, under the Company’s by-laws or otherwise, to vote for and elect any Director designated under Section 1(a)(ii) above.

2.  Representations and Warranties. Each Shareholder represents and warrants that (i) this Shareholders Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, and (ii) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Shareholders Agreement. No holder of Shareholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Shareholders Agreement.

3.  Legend. Each certificate evidencing Shareholder Shares and each certificate issued in exchange for or upon the transfer of any Shareholder Shares (if such shares remain Shareholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The securities represented by this certificate are subject to a Shareholders Agreement dated as of March 30, 2007, among the issuer of such securities (the “Company”) and certain of the Company’s Shareholders, as amended and modified from time to time. A copy of such Shareholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request.”

The Company shall imprint such legend on certificates evidencing Shareholder Shares outstanding as of the date hereof, and the Shareholders shall surrender their stock certificates to the Company for such purpose. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shareholder Shares.

4.  Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement. As used in this Shareholders Agreement, the following terms shall have the following meanings:

“Acquired Common” has the meaning set forth in Section 7.

“Agreement” has the meaning set forth in the preamble.

“Articles of Incorporation” means the Company’s Articles of Incorporation as in effect from time to time.

“Biometrics” has the meaning set forth in the preamble.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Common Shares” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shareholder Shares” means (i) any Common Shares purchased or otherwise acquired by any Shareholder, (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Shares referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Shareholder, including without limitation the Series A Preferred and Series B Preferred; provided that Shareholder Shares shall not include nonvoting shares described in (iii) for purposes of Section 1 hereof. As to any particular shares constituting Shareholder Shares, such shares shall cease to be Shareholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“Shareholder” or “Shareholders” has the meaning set forth in the preamble.

“Shareholder Agreement” has the meaning set forth in the preamble.

“Sub Board” has the meaning set forth in Section 1(a)(iii).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company. partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

5.  Irrevocable Proxy; Conflicting Agreements.

(a)  In order to secure each Shareholder’s obligation to vote his Shareholder Shares and other voting securities of the Company in accordance with the provisions of Section 1 hereof, each Shareholder hereby appoints Biometrics as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Shareholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in Section 1. Biometrics may exercise the irrevocable proxy granted to it hereunder at any time such Shareholder fails to comply with the provisions of this Shareholders Agreement. The proxies and powers granted by each Shareholder pursuant to this Section 5 are coupled with an interest and are given to secure the performance of such Shareholder’s obligations to Biometrics under this Shareholders Agreement. Such proxies and powers will be irrevocable for the term of this Shareholders Agreement and will survive the death, incompetency and disability of such Shareholder and the respective holders of their Shareholder Shares, except this Shareholders Agreement shall not be binding on a subsequent transferee of Shareholder Shares who purchased the Shareholder Shares pursuant to an effective registration statement or through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

(b)  Each Shareholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Shareholders Agreement, and no holder of Shareholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Shareholders Agreement.

6.  Transfers in Violation of Agreement. Prior to affecting a transfer of any Shareholder Shares to any person or entity, the transferring Shareholder shall cause the prospective transferee to execute and deliver to the Company and the other Shareholders a counterpart of this Shareholders Agreement. Any transfer or attempted transfer of any Shareholder Shares in violation of any provision of this Shareholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such shares for any purpose.

7.  Additional Parties; Joinder. The Company may permit any Person who acquires Common Shares or rights to acquire Common Shares after the date hereof (the “Acquired Common”) to become a party to this Shareholders Agreement and to succeed to all of the rights and obligations of a “holder of Shareholder Shares” under this Shareholders Agreement by obtaining an executed joinder to this Shareholders Agreement from such Person in the form of Exhibit A attached hereto. Upon the execution and delivery of the joinder by such Person, such Person’s Acquired Common shall be Shareholder Shares hereunder, and such Person shall be a “holder of Shareholder Shares” under this Shareholders Agreement with respect to the Acquired Common.

8.  Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Shareholders Agreement shall be effective against the Company, Biometrics, or the Shareholders unless such modification, amendment or waiver is approved in writing by the Company, Biometrics, and the holders of a majority of the Common Shares held by all Shareholders, respectively. The failure of any party to enforce any of the provisions of this Shareholders Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Shareholders Agreement in accordance with its terms.

9.  Severability. Whenever possible, each provision of this Shareholders Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Shareholders Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Shareholders Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Shareholders Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.  Entire Agreement. Except as otherwise expressly set forth herein, this Shareholders Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11.  Successors and Assigns. Except as otherwise provided herein, this Shareholders Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, Biometrics and its successors and assigns, and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares, except this Shareholders Agreement shall not be binding on a subsequent transferee of Shareholder Shares who purchased the Shareholder Shares pursuant to an effective registration statement or through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

12.  Counterparts. This Shareholders Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

13.  Remedies. The Company, Biometrics, and the Shareholders shall be entitled to enforce their rights under this Shareholders Agreement specifically, to recover damages by reason of any breach of any provision of this Shareholders Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Shareholders Agreement and that the Company, Biometrics, and any Shareholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Shareholders Agreement.

14.  Notices. All notices, demands and other communications to be given or delivered to Biometrics, the Company, or the Shareholders under or by reason of the provisions of this Shareholders Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier, transmitted by facsimile or telecopy (with a confirmation copy sent via overnight mail) or mailed by first class mail, return receipt requested, to the addresses indicated below (unless another address is so specified in writing):

If to the Company, to:	Sequiam Corporation 300 Sunport Lane Orlando, FL 32809 Attention: Mark L. Mroczkowski Facsimile: 407-240-1431

with a copy to:

Greenberg Traurig, P.A. 450 South Orange Avenue, Suite 650 Orlando, Florida 32801
Attention: Randolph Fields, Esq. Facsimile: 407-650-8472

If to Biometrics, to:	Biometric Investors, L.L.C. 5111 Maryland Way, Suite 201 Brentwood, TN 37027 Attention: Roger Brown Facsimile: (615) 221-1199
with a copy to:

Kenneth Hartmann, Esq.
330 W. State Street
Suite 200
Geneva, IL 60134
Facsimile: (630) 845-4039

with a copy to:

Stephen Tsoris, Esq.
Drinker Biddle Gardner Carton
191 N. Wacker Drive
Chicago, IL 60601
Facsimile: (312) 569-3142

If to a (the) Shareholder(s), to:	To the address(es) on the Company’s books and records

15.  Governing Law; Construction; Forum Selection. THIS SHAREHOLDERS AGREEMENT SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS. If any provision of this Shareholders Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Shareholders Agreement.

16.  Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

17.  Descriptive Headings. The descriptive headings of this Shareholders Agreement are inserted for convenience only and do not constitute a part of this Shareholders Agreement.

18.  No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Shareholders Agreement. In the event an ambiguity or question of intent or interpretation arises, this Shareholders Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Shareholders Agreement.

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CH02/ 22480467.5

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the day and year first above written.

COMPANY:

SEQUIAM CORPORATION, a California corporation

By:
Name:
Title:

BIOMETRICS:

BIOMETRICS INVESTORS, L.L.C., a Delaware limited liability company

By:
Name: Roger Brown
Title: Manager

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CH02/ 22480467.5

[first name, last name of Shareholder]

[first name, last name of Shareholder]

[first name, last name of Shareholder]

[first name, last name of Shareholder]

[first name, last name of Shareholder]

EXHIBIT A

SHAREHOLDERS AGREEMENT
JOINDER AGREEMENT

Effective upon the execution hereof, the undersigned hereby agrees to become a party to that certain Shareholders Agreement, dated as of March 30, 2007, by and among Sequiam Corporation, a California corporation; Biometrics Investors, L.L.C., a Delaware limited liability company; and the Shareholders party thereto from time to time (as amended or otherwise modified from time to time, the “Shareholders Agreement”). The undersigned, by executing this counterpart signature page, shall be entitled to all of the rights and subject to all of the obligations of Shareholder under the Shareholders Agreement.

Date: _______________________, 200_

______________________________
Signature

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Printed Name